UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02    Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02.

On July 26, 2024, Portland General Electric Company (the Company) issued a press release announcing its financial results for the three and six months ended June 30, 2024. The press release is furnished herewith as Exhibit 99.1 to this Report.

Item 7.01    Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01.

At 11:00 a.m. ET on Friday, July 26, 2024, the Company will hold its quarterly earnings call and webcast, and will use a slide presentation in conjunction with the earnings call. A copy of the slide presentation is furnished herewith as Exhibit 99.2 to this Report.

Item 8.01     Other Events.

On July 26, 2024, the Company entered into an equity distribution agreement (the “equity distribution agreement”) with Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC (each, an “agent” and, collectively, the “agents”), and the forward purchasers (as defined below), providing for the offer and sale of shares of the Company’s common stock, no par value per share (the “common stock”), having an aggregate gross sales price of up to $400.0 million through the agents, as its sales agents or, if applicable, as forward sellers (as defined below), or directly to the agents acting as principals.

Sales of shares of its common stock, if any, made through the agents, as the Company’s sales agents or, if applicable, as forward sellers pursuant to the equity distribution agreement, may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including (1) by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, in negotiated transactions or as otherwise agreed by the Company, the applicable agent and the applicable investor, (2) to or through any market maker, or (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue.

The agents are not required to sell any specific number or dollar amount of shares of the Company’s common stock but will use their commercially reasonable efforts consistent with the Company’s normal trading and sales practices as its sales agents or as forward sellers and subject to the terms of the equity distribution agreement and, in the case of shares offered through such agents as forward sellers, the relevant forward sale agreement to sell the shares of the Company’s common stock, as instructed by the Company and, in the case of shares offered through such agents as forward sellers, the relevant forward purchaser. The shares of the Company’s common stock offered and sold through the agents, as its sales agents or as forward sellers, pursuant to the equity distribution agreement will be offered and sold through only one agent at any given time.

Each agent will receive from the Company a commission that will not exceed, but may be lower than, 2% of the gross sales price of shares of the Company’s common stock sold through it as its sales agent. Under the terms of the equity distribution agreement, the Company may also sell shares of its common stock to each of the agents, as principal, at a price agreed upon at the time of sale. If the Company sells shares of its common stock to any agent as principal, the Company will enter into a separate terms agreement with the applicable agent, setting forth the terms of such transaction, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement. In connection with each forward sale agreement, the Company will pay the applicable agent, acting as forward seller, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2% of the gross sales price per share of the borrowed shares of its common stock sold through such agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

The equity distribution agreement contemplates that, in addition to the issuance and sale by the Company of shares of its common stock to or through the agents, the Company may enter into separate forward sale agreements under separate master forward sale confirmations and related supplemental confirmations, with each of Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association or one of their respective affiliates (in such capacity, each, a “forward purchaser” and, collectively, the “forward purchasers”). If the Company enters into a forward sale agreement with any forward purchaser, the Company expects that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of its common stock to hedge such forward purchaser’s exposure under such forward sale agreement. The Company will not initially receive any proceeds from any sale of shares of its common stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.

The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, although the Company will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares the Company has agreed to sell under such forward sale agreement. If the Company elects or is deemed to have elected to physically settle any forward sale agreement by delivering shares of its common stock, the Company will receive an amount of cash from the relevant forward purchaser equal to the product of (1) the forward price per share under such forward sale agreement and (2) the number of shares of common stock as to which the Company has elected or is deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends the Company expects to declare on its common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.

The Company intends to use any net proceeds it receives from the issuance and sale by the Company of any shares of its common stock to or through the agents and any net proceeds it receives pursuant to any forward sale agreements with the relevant forward purchasers for general corporate purposes and investments in renewable energy and non-emitting dispatchable capacity.

Any shares of common stock that may be offered and sold pursuant to the equity distribution agreement will be offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (File No. 333-266454) and a prospectus supplement dated July 26, 2024.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The equity distribution agreement and the forward sale agreements are filed as exhibits to this Current Report. The description of certain provisions of the equity distribution agreement and the forward sale agreement appearing in this Current Report is not complete and is subject to, and qualified in its entirety by reference to, the equity distribution agreement and the forward sale agreements filed herewith as exhibits to this Current Report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
1.1*
Equity Distribution Agreement, dated as of July 26, 2024, by and among Portland General Electric Company and Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as sales agents, principals and/or forward sellers, and Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association , as forward purchasers.

1.2**	Confirmation of Registered Forward Transaction, dated April 28,2023, by and between Portland General Electric Company and Wells Fargo Bank, National Association.
1.3**	Confirmation of Registered Forward Transaction, dated April 28,2023, by and between Portland General Electric Company and Barclays Bank PLC.
1.4**	Confirmation of Registered Forward Transaction, dated April 28,2023, by and between Portland General Electric Company and Bank of America, N.A..
1.5*	Confirmation of Registered Forward Transaction, dated July 26, 2024, by and between Portland General Electric Company and JPMorgan Chase Bank, National Association.
5.1*	Opinion of Angelica Espinosa, Senior Vice President, Chief Legal and Compliance Officer, regarding the legality of the common stock being registered.
23.1	Consent of Angelica Espinosa, Senior Vice President, Chief Legal and Compliance Officer (included in Exhibit 5.1 hereto).
99.1	Second Quarter Financial Results Press Release Issued by Portland General Electric Company dated July 26, 2024.
99.2	Portland General Electric Company Second Quarter 2024 Slides dated July 26, 2024.
99.3	Form of forward sale agreement, between the Company and a forward purchaser (included in Exhibit 1.1 hereto).
104	Cover page information from Portland General Electric Company’s Current Report on Form 8-K filed July 26, 2024, formatted in iXBRL (Inline Extensible Business Reporting Language).
* Filed herewith
** Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	July 26, 2024	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer
4